                                                                      EX-99.p.12

Code of Ethics and Insider 1
Trading Policies and Procedures
February 1, 2008

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]
                       REICH & TANG ASSET MANAGEMENT, LLC
                         REICH & TANG DISTRIBUTORS, INC.
                           REICH & TANG SERVICES, INC.

                       CODE OF ETHICS AND INSIDER TRADING
                             POLICIES AND PROCEDURES

                           (Amended February 1, 2008)

   A.    Prohibition on Trading in Covered Securities

This is the Code of Ethics and Insider  Trading  Policy (the  "Code") of Reich &
Tang Asset Management, LLC ("RTAM"), Reich & Tang Distributors, Inc. ("RTD") and
Reich & Tang Services, Inc. ("RTS," and together with RTAM and RTD, the "Firm").

Section I - Overview

     Terms in  boldface  type have  special  meanings  as used in this Code.  To understand the Code,  you need to read and  understand the  definitions of these terms. The definitions are at the end of the Code.

         This Code is divided into six sections:

|X|      Section I                  Overview
|X|      Section II                 Applies to All Personnel
|X|      Section III                Applies to Access Persons
|X|      Section IV                 Applies to Non-Access Persons
|X|      Section V                  Glossary
|X|      Section VI                 Exhibits

     The Chief  Compliance  Officer  "CCO" has the  authority  to grant  written waivers of the provisions of this Code in appropriate instances. However:

1.   The Firm expects that waivers will be granted only in rare instances, and

2.   Some  provisions  of the  Code  that  are  prescribed  by the  rules of the
     Securities  and  Exchange  Commission  ("SEC")  or the  Financial  Industry
     Regulatory  Authority  ("FINRA,"  formerly  NASD)  cannot be waived.  These provisions  include,  but are not limited to, the requirements  that Access
     Persons file reports and obtain pre-approval of investments in:

     o    Private placements (see Part III.C. 2), and

     o    Initial public offerings (see Part III.C.3).

     Firm  management  and its  compliance  personnel  will review the terms and provisions of this Code at least annually and make amendments as necessary.  Any amendments to this Code will be provided to you.

     You must acknowledge your receipt of this Code (and any future  amendments)
by  returning  the Form of  Acknowledgement  attached  hereto to the CCO,  or by affirming your acknowledgement on the Personal Trading Assistant ("PTA") system, to the extent such capability is available.

Section II - All Personnel

A.   General Principles

RTAM is a  fiduciary  for its  investment  advisory  and  sub-advisory  clients, including  mutual funds advised or sub-advised by RTAM. The Investment  Advisers
Act imposes on  investment  advisers,  including  RTAM, an  affirmative  duty of loyalty and care to their clients,  a requirement of full and fair disclosure of all  material  facts,  and an  obligation  to  employ  reasonable  care to avoid misleading clients. As a fiduciary, it is generally improper for the Firm or its personnel to:

|X|  use for their own benefit (or the benefit of anyone  other than the client)
     information  about  the  Firm's  trading  or  recommendations   for  client
     accounts; or

|X|  take  advantage  of  investment   opportunities  that  would  otherwise  be
     available to the Firm's clients.

Also, as a matter of business  policy,  the Firm must avoid even the  appearance that the Firm,  its  personnel  or others  receive  any  improper  benefit  from information  about client trading or accounts,  or from our  relationships  with clients or with the brokerage community.

The  Firm  expects  all  personnel,   including  Firm   employees,   independent
contractors  who work onsite at RTAM,  and any other  persons  designated by the
CCO,  to  comply  with the  spirit of the Code,  as well as the  specific  rules contained in the Code. Any violations must be reported promptly to the CCO.

RTAM  enforces a "No  Retaliation  Policy" As a result,  no employee who in good faith reports a violation of this Code (or who, in good faith,  reports an event that he or she reasonably  believes to be a violation of this Code) shall suffer harassment,  retaliation,  or  adverse  employment  consequences  as a result of reporting  the  violation.  Further,  any employee  who  harasses or  retaliates against an  employee  who has  reported a  violation  of this Code is subject to discipline up to and including termination of employment.

The Firm treats violations of this Code,  including  violations of the spirit of this Code,  very  seriously.  If you violate  either the letter or the spirit of this  Code,  the  Firm may  take  disciplinary  or  other  action  against  you, including,  without  limitation,  imposing  penalties  or fines,  reducing  your
compensation,   demoting  you,  requiring  unwinding  of  any  trade,  requiring disgorgement of trading gains, suspending or terminating your employment, or any combination of the foregoing.

Improper  trading  activity can constitute a violation of this Code. But you can also  violate  this  Code by  failing  to file  required  reports,  or by making inaccurate or misleading  reports or statements  concerning  trading activity or securities  accounts.  Your conduct can violate this Code even if no clients are harmed by your conduct.

In determining  the type of sanction to impose in response to improper  personal conduct,  the Firm will  consider  the gravity and  materiality  of the offense.
Other  considerations  may  include  whether  the  employee  has engaged in such improper  conduct  in the past or has a  history  of  violations  of the  Firm's compliance policies and procedures.

If you have any doubt or  uncertainty  about what this Code requires or permits, you should ask the CCO. Please do not guess at the answer.

Compliance with the Securities  Laws

More generally,  you are required to comply with  applicable  securities laws at all times. Examples of applicable federal and other securities laws include:

     1.   The Securities  Act of 1933, the Securities  Exchange Act of 1934, the
          Sarbanes-Oxley Act of 2002 and the rules thereunder;

     2.   The Investment Advisers Act of 1940 and the rules thereunder;

     3.   The Investment Company Act of 1940 and the rules thereunder;

     4.   Title V of the Gramm-Leach-Bliley Act of 1999 (privacy and security of client non-public information);

     5.   The Bank  Secrecy Act, as it applies to  broker-dealers,  mutual funds and  investment  advisers  under  the rules of the  Department  of the
          Treasury and the SEC; and,

     6.   The rules of FINRA (formerly the NASD).

B.   Gifts to or from Brokers, Clients or Others

You may not  accept or  receive  on your own behalf or on behalf of the Firm any gift or other  accommodation  which has a value in excess of a de minimis amount
(currently  $100)  from any  vendor,  broker,  securities  salesman,  client  or prospective client (a "business contact"). The CCO may, from time to time, issue guidelines as to the type and value of items that would be considered subject to this  restriction.  This  prohibition  does not apply to gifts between you and a member of your  Family/Household.  However,  the prohibition will apply to gifts between you and a member of your  Family/Household if the purpose of the gift is inconsistent with the provisions of this Code.

You may not give on your own  behalf  or on behalf of the Firm any gift or other accommodation to a business contact that may be construed as an improper attempt to influence the recipient.

These policies are not intended to prohibit normal business entertainment.

C.   Outside Business Activities

In general,  you are prohibited from working for, or serving as, an officer or a member of the governing board of any other company.  This prohibition applies to self-employment, as well. This rule is intended to help the Firm avoid conflicts of interest, reduce the potential for receiving inside information, and minimize other compliance and business issues.  However,  you may engage in such "outside business activities" with the advance written approval of the CCO.

Notwithstanding the prohibition on engaging in outside business activities,  you may serve as an officer or board member (in a  non-investment-related  capacity)
with any  organization  that is  exclusively  charitable,  civic,  religious  or fraternal  and is  recognized  as tax  exempt  as long as you  provide  advanced written  notice  to  the  CCO  ("approval"  is not  necessary  in  such  cases).
"Investment-related  capacity"  means any  position  in which you  assist in the allocation of an endowment or provide any similar type of investment advice.

As an  additional  exception  to the  general  prohibition,  you may serve as an officer or board  member of any parent or  subsidiary  of the Firm  without  the approval of the CCO.  However,  if you hold a license issued by FINRA (such as a
Series 6, 7 or 27) the written approval of the Chief Compliance Officer of Reich
& Tang Distributors, Inc. is required.

You should also note that permission to engage in an outside  business  activity will  ordinarily  require  consideration  by  senior  officers  or the  Board of
Managers of the Firm. The Firm can deny approval for any reason.

If you intend to engage in any Outside Business Activity,  you must complete the
"Outside Business  Activities  Disclosure Form," - Exhibit G, which is available on RTNET or from the CCO.

Reporting Requirements:

|X|  Report all outside business activities affiliations.

|X|  Use a separate form for each outside business activity/affiliation.

|X|  Complete,  sign and date this  notification form and provide it to the RTAM
     Chief Compliance Officer.

|X|  If you are registered with FINRA (formerly,  the NASD), please also provide a copy to your supervisor.

|X|  Retain a copy for your records.

RTAM Compliance Review and Approval:

|X|  The CCO must review and approve the request both prior to your  engaging in any outside business activity/affiliation, as well as on an annual basis.

|X|  Prior to engaging in such activities you must receive written approval from
     RTAM  Compliance  to  engage  in  the  activity,  unless  the  activity  is exclusively charitable, civic, religious or fraternal, is recognized as tax exempt, and is not investment-related. If it meets these criteria, you need only inform the CCO of the activity, but need not obtain approval.

|X|  If you are a  Registered  Representative,  you must  also  receive  written approval  from RTD  Compliance  and may also be required to amend your form
     U-4 to include information related to the activity.

D.   Prohibition against Insider Trading

You and the members of your Family/Household are prohibited from engaging in, or helping  others engage in, insider  trading.  Generally,  the "insider  trading"
doctrine under U.S.  federal  securities  laws  prohibits any person  (including investment  advisers) from knowingly or recklessly breaching a duty owed by that person by:

|X|  Trading securities while in possession of material, nonpublic information;

|X|  Communicating ("tipping") such information to others;

|X|  Recommending  the  purchase  or sale of  securities  on the  basis  of such information; or

|X|  Providing  substantial  assistance  to someone who is engaged in any of the above activities.

This means that, if you trade with respect to a particular security or issuer at a time  when you know or  should  know that you are in  possession  of  material nonpublic information about the issuer or security, you (and, by extension,  the
Firm)  may be deemed to have  violated  insider  trading  laws.  Information  is considered  "material"  if there is a substantial  likelihood  that a reasonable investor would consider it important in making an investment decision,  or if it could  reasonably  be expected  to affect the price of a  company's  securities.
(Note that the  information  need not be so important that it would have changed the investor's  decision to buy or sell.)  Information that should be considered material includes, but is not limited to, changes in dividend policies, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidity problems and significant new products,  services or contracts.  Material information can also relate  to  events  or  circumstances  affecting  the  market  for  a  company's securities such as information  that a brokerage house is about to issue a stock recommendation or that a forthcoming  newspaper column will contain  information that is  expected  to affect  the market  price of a  security.  Information  is considered  nonpublic  until such time as it has been  disseminated  in a manner making it available to investors generally (e.g.,  through national business and financial news wire services).

Restricted  List. If you are presented with the opportunity to learn  privileged and confidential information to assist in your analysis of any security, private claim or other  instrument,  you must clear the receipt of such information (and the signing of any  requisite  confidentiality  letter)  prior to obtaining  the information  (and  signing the letter)  with the CCO. If you obtain  information about an investment that you believe may be material, nonpublic information, you must immediately  notify the CCO of the information.  If the CCO determines that the information  constitutes  material,  nonpublic information that might expose the Firm or any of its  affiliates  to  liability  for  "insider  trading,"  the company  will be placed  on a  "Restricted  List,".  Companies  included  on the
Restricted  List must not be discussed with persons outside the Firm without the prior  consent  of the  CCO.  The  Restricted  List  is a  confidential  list of companies that is maintained by the CCO.

When a company is placed on the Restricted  List,  neither you nor any member of your  Family/Household  may trade in the securities or other  instruments of the company,  either  for  your  own  account,  the  account  of a  member  of  your
Family/Household, or for the account of any of the funds or clients of the Firm, absent  authorization  from the CCO,  until that  company  is  removed  from the
Restricted   List.   In   addition,   neither   you  nor  any   member  of  your
Family/Household  may recommend trading in such company,  or otherwise  disclose material nonpublic information, to anyone.

Sanctions. Insider trading violations may result in severe adverse actions being taken against the  individual(s)  involved and on the Firm.  These actions could involve  (i)  administrative  sanctions  by the SEC,  such as being  barred from employment in the securities industry, (ii) SEC suits for disgorgement and civil penalties  of up to three  times the  profits  gained or losses  avoided  by the trading,  (iii) private damage suits brought by persons who traded in the market at about the same time as the person who traded on inside information,  and (iv)
criminal prosecution, which could result in substantial fines and incarceration.
As noted  above,  even in the  absence  of legal  action,  violation  of insider trading  prohibitions  or  failure  to  comply  with  this  Code may  result  in termination of your employment and referral to the appropriate authorities.

No Fiduciary Duty to Use Inside  Information.  Although the Firm has a fiduciary relationship with its clients,  it has no legal obligation to trade or recommend trading  on  the  basis  of  information  its  employees  know  to  be  "inside"
information.  In fact, as noted above,  such conduct often  violates the federal securities laws.

If you have any doubt or  uncertainty  about  whether any  particular  course of action  will give rise to one or more  insider  trading  violations,  you should consult with the CCO or the General Counsel.

E.   Permitted Broker-Dealers.

If you begin  employment  with the Firm after  February 1, 2008,  or are already employed  at that  time but wish to open a new  brokerage  account,  you will be permitted  to open or  maintain  brokerage  accounts  only at certain  Permitted
Broker-Dealers, as specified by the CCO from time-to-time.

Section III - Applies to All Access Persons

A.   Prohibition on Trading in Covered Securities during the Blackout Period

You and members of your Family/Household are prohibited from buying or selling a
Covered  Security in any account in which you have  Beneficial  Ownership on any trading  day on which  trading  in that  security  occurs  on behalf of a client account. This prohibition is known as the Blackout Period.

|X|  Exceptions

     This   prohibition   does  not  apply  to  the   following   categories  of
     transactions:

|X|  Transactions in Covered Securities by Firm-sponsored  collective investment vehicles  for which the Firm serves as  investment  adviser as to which you may have, or be deemed to have,  Beneficial  Ownership.  (For example,  the purchase or sale by a Firm-managed  partnership of a Covered Security would not be subject to this  prohibition,  even though the portfolio  manager of the  partnership  could be  deemed  to have  Beneficial  Ownership  of such
     Covered Security.)

|X|  Transactions in shares of Reportable Funds.

|X|  Transactions in shares of Exchange-Traded Funds ("ETFs").

|X|  Transactions  in Covered  Securities  issued or  guaranteed by any national government that is a member of the  Organization  for Economic  Cooperation and Development, or any agency or authority thereof.

|X|  Transactions that occur by operation of law or under any other circumstance in which neither you nor any member of your Family/Household  exercises any discretion  to buy  or  sell  or  makes  recommendations  to a  person  who exercises such discretion.

|X|  Purchases of Covered Securities pursuant to an Automatic Investment Plan.

|X|  Purchases pursuant to the exercise of rights issued pro rata to all holders of the class of Covered Securities and received by you (or a member of your
     Family/Household) from the issuer.

B.   Reporting Requirements

One of the most  complicated  parts of complying with this Code is understanding which holdings,  transactions and accounts you must report and what accounts are subject to trading  restrictions.  For example,  accounts of certain  members of your  family and  household  are  covered,  as are certain  categories  of trust accounts,  certain investment pools in which you might participate,  and certain accounts  that others may be managing  for you. To be sure you  understand  what holdings,  transactions  and  accounts are  covered,  it is  essential  that you
carefully   review  and   understand  the   definitions  of  Covered   Security,
Family/Household,  Beneficial  Ownership  and  Reportable  Funds in the Glossary
(Section V of this Code).

You must  file  the  reports  described  below,  even if you  have no  holdings, transactions or accounts to list in the reports.  (Copies of all reporting forms may be obtained from RTNET or the CCO).

1.   Initial Holdings Report - Exhibit A

|X|  Must be filed with the CCO no later than 10 calendar  days after you become an Access Person.

|X|  Requires you to list all Covered Securities  (including certain information about each  security)  in which you (or  members of your  Family/Household)
     have Beneficial Ownership.

|X|  Requires you to list all brokers,  dealers,  investment  managers and banks where you maintained an account in which any  securities  (not just Covered
     Securities) were held for the direct or indirect benefit of you or a member of your Family/Household on the date you became an Access Person.

|X|  The  information  contained in the holdings  report must be current as of a date no more than 45  calendar  days prior to the date you became an Access
     Person.

Initial Certification:  The Initial Holdings Report also requires you to confirm that you have read and understand  this Code, that you understand how it applies to you and members of your  Family/Household,  and that you understand  that you are an Access Person under the Code.

2.   Quarterly Transaction Report - Exhibit B

|X|  Must be filed with the CCO no later than 30 calendar  days after the end of
     March, June, September and December each year.

|X|  Requires  you to list all  transactions  during  the most  recent  calendar quarter in Covered  Securities  and  Reportable  Funds  (including  certain information  about such  securities and the relevant  transaction) in which you (or a member of your Family/Household) had Beneficial Ownership.

|X|  Requires you to report the nature of the transaction (i.e., purchase,  sale or any other type of acquisition or disposition), the price of the security at which the transaction was effected and the name of the broker, dealer or bank with or through which the transaction was effected.

|X|  Requires you to either  confirm or amend your complete list of all brokers, dealers,  investment  managers  and  banks  where  you or a member  of your
     Family/Household  maintained an account in which any  securities  (not just
     Covered Securities) were held during the quarter for the direct or indirect benefit of you or a member of your Family/Household.

NOTE:  An Access  Person need not report  transactions  effected  pursuant to an
Automatic Investment Plan.

3.   Annual Holdings Report - Exhibit C

|X|  Must be filed with the CCO by February 14 of each year.

|X|  Requires you to list all Covered  Securities  (including  title and type of security and, as  applicable,  the exchange  ticker symbol or CUSIP number, interest rate and maturity date, the number of shares and principal amount)
     in which you or a member of your  Family/Household had Beneficial Ownership as of December 31 of the prior year.

|X|  Requires you to list all brokers,  dealers,  investment  managers and banks where you or a member of your  Family/Household  maintained  an  account in which any securities (not just Covered Securities) were held for the direct or indirect benefit of you or a member of your Family/Household on December
     31 of the prior year.

Annual  Certification:  The Annual  Holdings Report also requires you to confirm that you  have  read  and  understand  this  Code  and  have  complied  with its requirements,  that you  understand  that it applies to you and  members of your
Family/Household,  and that you  understand  that you are an Access Person under the Code.

4.   Brokerage Account(s) - Duplicate Confirmations/Statements

If you or any member of your  Family/Household has a securities account with any broker, dealer or bank, you or your Family/Household member must ensure that the broker,  dealer or bank has been instructed to send, directly to the Firm's CCO, contemporaneous  duplicate  copies of all  transaction  confirmation  statements relating to that account.

5.   New Brokerage Account(s) - Exhibit E

Any time you or a member of your  Family/Household  opens a new  account  with a
broker,   you  are  required  to  complete  the   "Securities   Account  Opening
Notification - Exhibit E" and return it to the CCO.

C.   Transaction Restrictions

     1.   Pre-clearance.

You and members of your  Family/Household  are  prohibited  from engaging in any transaction in a Covered  Security  (including any ETF) for any account in which you or a member of your  Family/Household has any Beneficial  Ownership,  unless you obtain pre-clearance for that transaction.

All  pre-clearance  requests  should be obtained  via the PTA system.  If PTA is unavailable,  or you  receive  permission  from  the CCO,  pre-clearance  may be obtained manually by completing the Personal Trade Request Form - Exhibit D.

Such Personal  Trade Request Forms must be submitted to the RTAM Equity  Trading
Desk or to the CCO for  pre-clearance.  When reviewing  personal trade requests, the RTAM Equity  Trading Desk will be  considered  to be acting on behalf of the
CCO.

By submitting a  pre-clearance  request  (whether via PTA or on a Personal Trade
Request Form),  you affirm that the trade complies with the Code, to the best of your knowledge.  If pre-clearance is obtained, the approval is valid for the day on  which  it is  granted.  The CCO or the Head of  Trading  of the RTAM  Equity
Trading Desk may revoke a pre-clearance any time after it is granted.

Note:  A request  for  pre-clearance  may be denied or revoked  for any  reason.
Pre-clearance  will not be granted  for a trade in a Covered  Security  when the
Firm  has a buy or  sell  order  pending  for the  same  Covered  Security  or a derivative  thereof (such as an option  relating to that security,  or a related convertible or  exchangeable  security),  except to the extent that such Covered
Security  is exempt from the  Blackout  Period,  as set forth in Section  III.A.
above.

If you or any member of your  Family/Household  buys or sells a Covered Security in any account in which you have Beneficial  Ownership during a Blackout Period, you will be required to reverse the trade and any profits derived from the trade will be required to be disgorged.  In the case of a personal trade that precedes a trade in a client  account  in the same (or a  derivative)  security,  the CCO expressly retains discretion to consider whether an employee's trade constitutes an "inadvertent  violation" of the Blackout Period and, if so, to assess whether disgorgement  is appropriate  or whether some other action should be taken.  The
CCO will be expected to consider all relevant facts, including:

|X|  Whether you knew that a client trade was likely to occur in that security;

|X|  Whether the client trade was directed by an employee in your group;

|X|  Whether the personal trade is an isolated event or, conversely, whether you have demonstrated a pattern of repeatedly trading during a Blackout Period;
     and,

|X|  Whether  there is any evidence  that you intended to profit on the trade in violation of this Code.

"Inadvertent  violations" of the Blackout  Period,  as so determined by the CCO, will not be deemed "material" for reporting or disciplinary purposes.

The  pre-clearance  requirements  do not apply to the  following  categories  of transactions:

|X|  Transactions in Covered Securities by Firm-sponsored  collective investment vehicles  for which the Firm serves as  investment  adviser as to which you have or may be  deemed  to have  Beneficial  Ownership  (for  example,  the purchase or sale by a Firm-managed  partnership  fund of a Covered Security would not be subject to pre-clearance, even though the portfolio manager of the  partnership  could be deemed to have a  Beneficial  Ownership  of such
     Covered Security).

|X|  Transactions  in Covered  Securities  issued or  guaranteed by any national government that is a member of the  Organization  for Economic  Cooperation and Development, or any agency or authority thereof.

|X|  Transactions that occur by operation of law or under any other circumstance in which neither you nor any member of your Family/Household  exercises any discretion  to buy  or  sell  or  makes  recommendations  to a  person  who exercises such discretion.

|X|  Purchases of Covered Securities pursuant to an Automatic Investment Plan.

|X|  Purchases or sales of Reportable Funds.

|X|  Purchases pursuant to the exercise of rights issued pro rata to all holders
     of  the  class  of  Covered   Securities   and   received   by  you  (or  a
     Family/Household member) from the issuer.

2.   Private Placements.

Neither you nor any member of your  Family/Household  may acquire any Beneficial
Ownership in any security (not just Covered  Securities) in a private placement, except with the specific, advance written approval of the CCO, which the CCO may deny for any reason.

3.   Initial Public Offerings.

Neither you nor any member of your  Family/Household  may acquire any Beneficial
Ownership in any security  (not just Covered  Securities)  in an initial  public offering,  except with the specific,  advance written approval of the CCO, which the CCO may deny for any reason.

4.   Prohibition on Short-Term Trading in Reportable Funds.

Neither you nor any member of your  Family/Household  may purchase and sell,  or sell and purchase,  shares of the same  Reportable  Fund within any period of 30 calendar days. This  prohibition  applies to shares of Reportable  Funds held in
401(k) plan  accounts,  as well as in other accounts in which you or a member of your Family/Household has Beneficial Ownership.  Note that an exchange of shares
(or  reallocation  of current  investments)  counts as a sale and/or purchase of shares for purposes of this prohibition.

This prohibition does not apply to the following categories of transactions:

|X|  Transactions under Automatic  Investment Plans,  including automatic 401(k)
     plan  investments,   automatic   rebalancing,   and  transactions  under  a
     Reportable  Fund's  dividend  reinvestment  plan. For example,  if you have established  an  Automatic  Investment  Plan under  which  regular  monthly investments are  automatically  made in a Reportable  Fund, that investment will not be considered to begin or end a 30 calendar day holding period.

|X|  Transactions that occur by operation of law or under any other circumstance in which neither you nor any member of your Family/Household  exercises any discretion  to buy  or  sell  or  makes  recommendations  to a  person  who exercises such discretion.

NOTE: In applying the prohibition on short-term trading in Reportable Funds, the
Firm may take  account of all  purchase  and sale  transactions  in a Reportable
Fund, even if the transactions were made in different  accounts.  For example, a purchase of shares of a Reportable Fund in a brokerage account,  followed within
30 calendar days by an exchange out of the same  Reportable  Fund in your 401(k)
account, will be treated as a violation.

In applying the  30-calendar-day  holding  period,  the most recent purchase (or sale) will be measured  against the sale (or purchase) in question.  (That is, a last-in,  first-out  analysis  will apply.) Also, if fewer than 30 calendar days have elapsed since a purchase (or sale),  no shares of that  Reportable Fund may be sold (or  purchased).  That is, a violation  will be deemed to have  occurred even if the  number  of  shares  or the  dollar  value of the  second  trade was different from the number of shares or dollar value of the first trade.

5.   Prohibition  on  Short-Term  Trading  of  Covered  Securities  (Other  than
     Reportable Funds).

Neither you nor any member of your  Family/Household  may purchase and sell,  or sell and purchase, a Covered Security held by any client (or any closely related security,  such as an option or a related convertible or exchangeable  security)
within any period of 30 calendar days. If any such transactions  occur, the Firm will require any profits from the  transactions  to be disgorged for donation by the Firm to charity.

This prohibition does not apply to the following categories of transactions:

|X|  Transactions in Covered Securities by Firm-sponsored  collective investment vehicles  for which the Firm serves as  investment  adviser as to which you have, or may be deemed to have,  Beneficial  Ownership  (for  example,  the purchase or sale by a Firm-managed  partnership of a Covered Security would not be subject to this  prohibition,  even though the portfolio  manager of the  hedge  fund  could be deemed to have a  Beneficial  Ownership  of such
     Covered Security).

|X|  Transactions  in Covered  Securities  issued or  guaranteed by any national government that is a member of the  Organization  for Economic  Cooperation and Development, or any agency or authority thereof.

|X|  Transactions that occur by operation of law or under any other circumstance in which neither you nor any member of your Family/Household  exercises any discretion  to buy  or  sell  or  makes  recommendations  to a  person  who exercises such discretion.

|X|  Purchases of Covered Securities pursuant to an Automatic Investment Plan.

|X|  Purchases pursuant to the exercise of rights issued pro rata to all holders of the class of Covered Securities and received by you (or Family/Household member) from the issuer.

|X|  Transactions in ETFs, other than ETFs that are Reportable Funds.

NOTE:  Rules governing  short-term  trading in Reportable  Funds are provided in
Part III.C.4. above.

6.   Prohibition on Short Sales and Similar Transactions.

Neither you nor any member of your Family/Household may purchase a put option or sell a call  option,  sell  short or  otherwise  take a short  position,  either directly or through any Beneficial  Ownership,  in any Covered  Security held by any client. However, the sale of a "covered call" is not considered a prohibited
"short sale" for purposes of this paragraph.

D.   Treatment of Certain Pooled Vehicles

You may have, or be deemed to have,  Beneficial Ownership over securities issued by Firm-sponsored  pooled investment vehicles,  such as partnerships and similar entities,  for which you retain investment  discretion by serving as a portfolio manager  or as a  general  partner  of a  limited  partnership  or in a  similar capacity  (whether  the  ownership  is  under  your  name of a  partner,  or the partnership  or  through a  nominee,  custodial  or "street  name"  account.  In addition to maintaining investment  discretion,  you may be an investor (e.g., a limited partner or shareholder) in the pooled vehicle.  In such cases,  the Firm will  generally  be vested  with a  fiduciary  duty to the  partnership  and its limited partners.  As a result,  such limited  partnerships and similar vehicles will not be subject  to the  trading  restrictions  and  reporting  requirements imposed by this Code on other accounts in which you have  Beneficial  Ownership.
However,  the CCO will be responsible for  implementing a compliance  program to
ensure  that  knowledge  of  Firm  trading  and  related   information  are  not
inappropriately  used and that investment  opportunities remain fairly allocated according the Firm's trade allocation policies.

Section IV - Applies to All Non-Access Persons

You and  members  of your  Family/Household  are  prohibited  from  trading in a
Covered  Security in any account in which you have  Beneficial  Ownership if you have actual  knowledge  that such security is being  considered  for purchase or sale for a client on a particular trading day. This prohibition does not include the types of  transactions  listed in Section A.  ("Exceptions")  in Part III of this Code.

Section IV - Glossary

If you have any doubt or question about whether an investment, account or person is covered by any of these definitions,  ask the CCO. Please do not guess at the answer.

Access Person is defined as any employee who:

|X|  has access to nonpublic information regarding any client's purchase or sale of securities in a Firm  discretionary  account,  or nonpublic  information regarding the portfolio  holdings of any client account managed by the Firm or its affiliates; or,

|X|  is involved in making securities  recommendations to clients, or has access to such recommendations that are non-public;

Note: All FINRA registered representatives are deemed Access Persons by default.

Automatic  Investment Plan means a program in which regular  periodic  purchases
(or  withdrawals) are made  automatically  in (or from)  investment  accounts in accordance with a predetermined schedule and allocation. An Automatic Investment
Plan  includes a dividend  reinvestment  plan,  and an  automatic  re-allocation strategy.

Beneficial Ownership (or "Beneficial Interest") shall be interpreted in the same manner as it is interpreted under Rule 16a-1(a)(2) under the Securities Exchange
Act of 1934. In general, the term means any opportunity, directly or indirectly, to profit or share in the profit from any transaction in securities  (i.e.,  the employee has a "pecuniary  interest").  In  addition,  Analyst/Managers  and any persons performing substantially similar functions will be deemed by the Firm to have  Beneficial  Ownership  in any  non-fee-paying  account  in which he or she retains investment discretion.

Note:  In the CCO's  judgment,  employees  who are not  Analyst/Managers  may be deemed to have  Beneficial  Ownership  in certain  accounts in which they retain investment discretion, even though such accounts are not held in that employee's name or in the name of any member of that employee's  Family/Household.  In such cases,  trading in the accounts will be subject to the pre-clearance,  reporting requirements  and trading  restrictions  imposed by this Code on all accounts in which the employee has Beneficial Ownership.

Beneficial  Ownership  is a very  broad  concept.  Some  examples  of  forms  of
Beneficial Ownership include:

|X|  Securities  held in your own  name,  or that are held for your  benefit  in nominee, custodial or "street name" accounts.

|X|  Securities that are being managed for your benefit on a discretionary basis by an investment  adviser,  broker,  bank,  trust company or other manager, unless the  securities  are held in a "blind trust" or similar  arrangement under which you are  prohibited  by contract  from  communicating  with the manager of the account and the manager is prohibited from disclosing to you what  investments  are  held in the  account.  (Placing  securities  into a discretionary  account  is not enough to remove  them from your  Beneficial
     Ownership.  This is  because,  unless  the  account  is a "blind  trust" or similar  arrangement,  you can still communicate with the manager about the account and potentially influence the manager's investment decisions.)

|X|  Securities in your individual retirement account.

|X|  Securities in your 401(k) account or in a similar  retirement plan, even if you  have  chosen  to give  someone  else  investment  discretion  over the account.

|X|  Securities held in a trust in which you are a trustee or a beneficiary.

|X|  Securities  owned by a  corporation,  partnership  or other entity that you control (whether the ownership is under the name of that person,  under the name of the  entity or  through  a  nominee,  custodial  or  "street  name"
     account).

|X|  Securities owned by an investment club in which you participate.

This is not a complete  list of the forms of  ownership  that  could  constitute
Beneficial  Ownership  for purposes of this Code.  You should ask the CCO if you have any  questions  or  doubts  at all  about  whether  you or a member of your
Family/Household  would  be  considered  to  have  Beneficial  Ownership  in any particular situation.

Blackout  Period  means any  trading  day on which  trading  occurs in a Covered
Security on behalf of a client  account.  During a Blackout  Period,  there is a prohibition  on trading in the same Covered  Security by you and members of your
Family/Household in any account in which you have Beneficial Ownership,  subject to certain exceptions.

Chief Compliance Officer means Christopher Brancazio,  or another person that he designates  to  perform  the  functions  of CCO  when he is not  available.  For purposes of reviewing  the CCO's own  transactions  and reports under this Code, the functions of the CCO are performed by an appropriate designee.

Covered  Security  means  anything  that is  considered a  "security"  under the
Investment Company Act of 1940 or the Investment Advisers Act of 1940, except:

|X|  Direct obligations of the U.S. Government.

|X|  Bankers'  acceptances,  bank certificates of deposit,  commercial paper and high quality short-term debt obligations, including repurchase agreements.

|X|  Shares of open-end  investment  companies,  other than Reportable Funds and
     ETFs, that are registered under the Investment Company Act (mutual funds).

|X|  Shares issued by money market funds.

This  is a very  broad  definition  of  security.  It  includes  most  kinds  of investment instruments,  including things that you might not ordinarily think of as "securities," such as:

|X|  Futures and options contracts on securities, on indexes and on currencies.

|X|  Investments in all kinds of limited partnerships.

|X|  Investments in foreign unit trusts and foreign mutual funds.

|X|  Investments in private investment funds and hedge funds.

     If you  have any  question  or  doubt  about  whether  an  investment  is a considered a security or a Covered Security under this Code, ask the CCO.

Exchange-Traded  Fund  ("ETF")  means any  open-end  investment  company or unit investment  trust  (UIT)  that is traded  (purchased  and  sold) on a  regulated securities exchange or in a regulated securities market (e.g., NASDAQ).

ETFs are Covered  Securities.  Trading in ETFs is subject to the  pre-clearance, and reporting requirements under the Code, but not the Blackout Period.

Members of your Family/Household include:

|X|  Your  spouse  or  domestic  partner  (unless  they do not  live in the same household as you and you do not contribute in any way to their support).

|X|  Your children, if they are minors.

|X|  Any  of  these  people  who  live  in  your   household:   your   children,
     stepchildren,  grandchildren, parents, stepparents, grandparents, brothers, sisters, parents-in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters-in-law, including adoptive relationships.

Comment - There are a number of reasons  why this Code  covers  transactions  in which members of your Family/Household have Beneficial Ownership. First, the SEC regards any benefit to a person that you help support  financially as indirectly benefiting  you,  because any benefit to that person  could reduce the amount of monetary  support that you might  otherwise  contribute to that person.  Second, persons  living  in your  household  could,  in  some  circumstances,  learn  of information regarding the Firm's trading or recommendations for client accounts, and must not be allowed to benefit from that information.

Permitted Broker-Dealer means any of the following broker-dealers:

TD Ameritrade, Inc.
Charles Schwab & Co., Inc.
Fidelity Brokerage Services LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Pershing Advisor Solutions LLC

The Permitted Broker-Dealer list is subject to change by the CCO.

Reportable  Fund means any investment  company,  other than a money market fund, that is registered under the Investment Company Act for which the Firm serves as an investment adviser or sub-adviser, or whose investment adviser or sub-adviser or principal  underwriter  controls the Firm,  is  controlled by the Firm, or is under common control with the Firm.

Comment -  Purchases  or sales of  shares of  Reportable  Funds are  subject  to special  scrutiny because of the fiduciary duty that the Firm and its affiliates owe to the investment  companies that they advise,  sub-advise or distribute.  A list of  Reportable  Funds is available  from the CCO or on the Firm's  Intranet site (RTNET).

Section VI - Exhibits

Exhibit A - Initial Certification/Holdings Report
Exhibit B - Quarterly Transaction Report
Exhibit C - Annual Certification/Holdings Report
Exhibit D - Trade Pre-Clearance Request
Exhibit E - Securities Account Opening Notification
Exhibit F - Affirmation of Status as Non-Access Person
Exhibit G - Outside Business Activities Disclosure

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]
                                    Exhibit A

                  INITIAL CERTIFICATION AND HOLDINGS DISCLOSURE

NOTE: THIS FORM MUST BE COMPLETED BY ALL ACCESS PERSONS AND FILED WITH THE CHIEF
COMPLIANCE  OFFICER NO LATER THAN 10  CALENDAR  DAYS  AFTER  BECOMING  AN ACCESS
PERSON.

--------------------------------------------------------------------------------
                              INITIAL CERTIFICATION

I confirm that I have read and  understand  the Code and have  complied with its requirements. I understand that, for purposes of the Code, I am classified as:

         Access Person                                Non-Access Person

                             INITIAL HOLDINGS REPORT
--------------------------------------------------------------------------------

Neither I, nor any member of my  Family/Household,  has Beneficial  Ownership in
any Covered Securities (including any shares of Reportable Funds).

The  attached  statements/printouts  reflect  a  complete  list  of all  Covered
Securities  (including  any  shares of  Reportable  Funds) in which I,  and/or a member of my Family/Household, had Beneficial Ownership on the Reporting Date.

                               BROKERAGE ACCOUNTS
--------------------------------------------------------------------------------

Neither I, nor any member of my Family/Household, had, as of the Reporting Date,
any accounts with brokers,  dealers,  investment  managers or banks in which any securities  (including securities which are not Covered Securities or Reportable
Funds)  are  held,   and  with   respect  to  which  I,  or  any  member  of  my
Family/Household, has Beneficial Ownership.

All accounts  that I, and/or any member of my  Family/Household,  maintain  with brokers,  dealers,  investment managers or banks in which securities  (including securities which are not Covered  Securities or Reportable  Funds) are held, and with respect to which I, and/or a member of my Family/Household,  had Beneficial
Ownership are set forth below:

--------------------------------------------------------------------------------
         Broker Name          Account Title        Account #    Discretionary
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
I have identified all securities obtained through a private placement or limited offering.  For each  brokerage  account  in which a third  party has  investment discretion, I have provided a copy of the discretionary authorization.

_____________________               _____________________           __________
Name                                Signature                         Date

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]
                                    EXHIBIT B

                      QUARTERLY PERSONAL TRADING DISCLOSURE
                              FOR: Q1 Q2 Q3 Q4 200

NOTE: THIS FORM MUST BE COMPLETED BY ALL ACCESS PERSONS AND FILED WITH THE CHIEF
COMPLIANCE OFFICER NO LATER THAN 30 CALENDAR DAYS AFTER QUARTER-END.

--------------------------------------------------------------------------------

     THERE ARE NO COVERED SECURITY TRANSACTIONS,  COMPLETED IN ACCOUNTS IN WHICH
I HAVE A BENEFICIAL INTEREST TO REPORT FOR THE PERIOD.

     THE FOLLOWING COVERED SECURITY TRANSACTIONS,  WERE COMPLETED IN ACCOUNTS IN
WHICH I HAVE A BENEFICIAL INTEREST DURING THE PERIOD.

---------------------------- ------- ----- ------ ------------ -----------------
     Security Name    Ticker   T/D     Buy   Sell     Amount      Broker/Acct. #
---------------------------- ------- ----- ------ ------------ -----------------

---------------------------- ------- ----- ------ ------------ -----------------

---------------------------- ------- ----- ------ ------------ -----------------

---------------------------- ------- ----- ------ ------------ -----------------

---------------------------- ------- ----- ------ ------------ -----------------

---------------------------- ------- ----- ------ ------------ -----------------

---------------------------- ------- ----- ------ ------------ -----------------

---------------------------- ------- ----- ------ ------------ -----------------

---------------------------- ------- ----- ------ ------------ -----------------

---------------------------- ------- ----- ------ ------------ -----------------

--------------------------------------------------------------------------------
        SEE ATTACHED LIST OF COVERED SECURITY TRANSACTIONS FOR THE PERIOD

                         REPRESENTATIONS AND WARRANTIES

       ALL TRANSACTIONS LISTED WERE SUBMITTED TO THE CCO FOR PRE-CLEARANCE
                               DURING THE PERIOD.

          THERE WERE NO BROKERAGE ACCOUNTS, IN WHICH I HAVE BENEFICIAL
                       OWNERSHIP,OPENED DURING THE PERIOD.

_____________________               _______________________   __________
Name                                Signature                    Date

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]
                                    EXHIBIT C
                  ANNUAL CERTIFICATION AND HOLDINGS DISCLOSURE

NOTE:  NOTE:  THIS FORM MUST BE  COMPLETED BY ALL  EMPLOYEES  AND FILED WITH THE
CHIEF COMPLIANCE OFFICER NO LATER THAN 45 CALENDAR DAYS AFTER YEAR END.

                              ANNUAL CERTIFICATION
--------------------------------------------------------------------------------

     I confirm that I have read and  understand  the Code and have complied with its  requirements  during the past year. I understand that, for purposes of the Code, I am classified as an Access Person

                             ANNUAL HOLDINGS REPORT
--------------------------------------------------------------------------------

     As of December  31st  ("Reporting  Date"),  neither I, nor any member of my
     Family/Household,  has  Beneficial  Ownership  in  any  Covered  Securities
     (including any shares of Reportable Funds) as defined by the Code.

     The attached  statements/printouts  reflect a complete  list of all Covered
     Securities  (including any shares of Reportable Funds) in which I, and/or a member of my  Family/Household,  had Beneficial  Ownership on the Reporting
     Date.

                               BROKERAGE ACCOUNTS
--------------------------------------------------------------------------------

     Neither I, nor any member of my Family/Household,  had, as of the Reporting
     Date, any accounts with brokers,  dealers,  investment managers or banks in which any securities (including securities which are not Covered Securities or Reportable  Funds) are held,  and with respect to which I, or any member of my Family/Household, has Beneficial Ownership.

     All  accounts  that I, and/or any member of my  Family/Household,  maintain with brokers,  dealers,  investment  managers or banks in which  securities
     (including securities which are not Covered Securities or Reportable Funds)
     are  held,   and  with   respect  to  which  I,   and/or  a  member  of  my
     Family/Household, had Beneficial Ownership as of the Reporting Date are set
     forth below:

------------------------------ ---------------- ----------------- --------------
         Broker Name           Account Title         Account #    Discretionary
------------------------------ ---------------- ----------------- --------------

------------------------------ ---------------- ----------------- --------------

------------------------------ ---------------- ----------------- --------------

------------------------------ ---------------- ----------------- --------------

--------------------------------------------------------------------------------

I have identified all securities obtained through a private placement or limited offering.

     For  each  brokerage   account  in  which  a  third  party  has  investment
discretion, I have provided a copy of the discretionary authorization.

--------------------------------------------------------------------------------
                             GIFTS AND ENTERTAINMENT

I received , did not receive favors, gifts or gratuities from brokers,  dealers, investment bankers or other business-related persons or organizations during the above month. If such items were received,  please describe such favors, gifts or gratuities and the circumstances under which such items were received below:

------------------------ ----------------- ---------------------------------
         Donor Name      Date of Receipt    Gift Description        Value
------------------------ ----------------- ---------------------------------

------------------------ ----------------- ---------------------------------

------------------------ ----------------- ---------------------------------

------------------------ ----------------- ---------------------------------

------------------------ ----------------- ---------------------------------

------------------------ ----------------- ---------------------------------

----------------------------------------------------------------------------

_____________________              _______________________        ____________
Name                                      Signature                   Date

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]
                                    EXHIBIT D
                      PERSONAL TRADE PRE-CLEARANCE REQUEST

NOTE: AN ACCESS  PERSON MUST COMPLETE THIS PERSONAL  TRADE REQUEST FORM PRIOR TO
ENGAGING IN ANY PERSONAL  SECURITIES  TRANSACTIONS IN A COVERED SECURITY FOR ANY
ACCOUNT IN WHICH THE ACCESS  PERSON OR A MEMBER OF HIS OR HER FAMILY/  HOUSEHOLD
HAS ANY BENEFICIAL OWNERSHIP (UNLESS EXEMPTED BY THE CODE).

------------------------------------------------------------------------------------------------
                             INVESTMENT INFORMATION

--------------- ---------- -------- -------- -------- ------------ ------------- --------------
SECURITY NAME   TICKER/CUSISEC        BUY     SELL    AMOUNT/      BROKER NAME   ACCOUNT #
                            TYPE                      PRINCIPAL
--------------- ---------- -------- -------- -------- ------------ ------------- --------------

--------------- ---------- -------- -------- -------- ------------ ------------- --------------

--------------- ---------- -------- -------- -------- ------------ ------------- --------------

--------------- ---------- -------- -------- -------- ------------ ------------- --------------

--------------- ---------- -------- -------- -------- ------------ ------------- --------------

--------------- ---------- -------- -------- -------- ------------ ------------- --------------

--------------- ---------- -------- -------- -------- ------------ ------------- --------------

--------------- ---------- -------- -------- -------- ------------ ------------- --------------

--------------- ---------- -------- -------- -------- ------------ ------------- --------------

-----------------------------------------------------------------------------------------------

                                 REPRESENTATIONS
--------------------------------------------------------------------------------

a)   I do not possess any material non-public information regarding the security or the issuer of the security.

b)   I am not  aware  that  any  client  has an open  order  to buy or sell  the security or an equivalent security.

c)   I am not using knowledge of any open,  executed,  or pending transaction on behalf  of any  client  to  profit  by the  market  effect  of such  client transaction.

d)   The security is not being acquired in an initial public offering.

e)   The  security  is not being  acquired  in a private  placement  or  limited offering.  If it is,  I have  reviewed  Section  III of the  Code  and have attached hereto a written explanation of the transaction.

f)   Where applicable, the security in question (if being sold for a profit) has
     been   held,   directly   or   indirectly   (through   any   member  of  my
     household/family,  any  account in which I have  Beneficial  Ownership,  or otherwise) a minimum of 30 days.

g)   To the best of my knowledge,  the proposed  transaction fully complies with
     Code requirements.

h)   I understand  that  pre-clearance  is only valid for the day on which it is given and that it may be revoked at any time.

_____________________               _______________________       ___________
Name                                Signature                      Date

--------------------------------------------------------------------------------
                         COMPLIANCE DEPARTMENT USE ONLY
--------------------------------------------------------------------------------

Approved  Y  N     PTA Entry Date:          Initials:         Transaction ID:

_____________________               _______________________      __________
Name                                        Signature              Date

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]
                                    EXHIBIT E

                     SECURITIES ACCOUNT OPENING NOTIFICATION

THIS FORM MUST BE SUBMITTED TO THE COMPLIANCE DEPARTMENT WHEN YOU OR A MEMBER OF
YOUR FAMILY/HOUSEHOLD OPENS A NEW BROKERAGE ACCOUNT

--------------------------------------------------------------------------------

I am notifying the Compliance Department about the following account(s) in which either (i) I have Beneficial  Ownership or (ii) a member of my  Family/Household has Beneficial Ownership.

------ ------------------------- ----------------- -------------- --------------
  #          Broker Name          Account Name          Account #  Discretionary
------ ------------------------- ----------------- -------------- --------------

------ ------------------------- ----------------- -----------------------------

------ ------------------------- ----------------- -----------------------------

------ ------------------------- ----------------- -----------------------------

------ ------------------------- ----------------- -----------------------------

------ ------------------------- ----------------- -----------------------------

------ ------------------------- ----------------- -----------------------------

     I have provided the Compliance  Department  with the necessary  information that will allow my broker to send RTAM  duplicate  confirmation  statements and periodic reports.

     For each brokerage account in which a third party has investment authority,
     I have provided a copy of the discretionary authorization.

_____________________               _______________________   __________
Name                                Signature                    Date

---------------------------------------------------------------------------------
                         Compliance Department Use Only

---------------------------------------------------------------------------------
Approved  Y  N
---------------------------------------------------------------------------------

_____________________               _______________________       __________
Name                                        Signature              Date

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]
                                    EXHIBIT F

                   AFFIRMATION OF STATUS AS NON-ACCESS PERSON

By signing below, I affirm that:

I do not have access to nonpublic  information  regarding the portfolio holdings of any  client  or  Reportable  Fund,  or the  purchase  or sale of any  Covered
Securities on behalf of a client.

I do not recommend,  participate in the  determination  of which  recommendation will be made,  obtain  information  concerning  recommendations  made, or assist others in determining which  recommendations will be made in connection with the purchase or sale of Covered Securities.

I do not obtain information concerning recommendations made to a Reportable Fund that is with regard to the purchase or sale of Covered Securities by such fund.

I also understand that  pre-clearance  may be withdrawn and I may be required to reverse a trade and  disgorge  profits  if a client  trade in the same  security occurs after this pre-clearance is granted.

Signature:        ________________________________

Name:             ________________________________

Title:            ________________________________

Date:             ________________________________

Reportable  Fund:  means any  investment  company other than a money market fund that is registered under the Investment Company Act for which the Firm serves as an investment adviser or sub-adviser, or whose investment adviser or sub-adviser or principal  underwriter  controls the Firm,  is  controlled by the Firm, or is under common control with the Firm.

Covered  Security:  means  anything  that is  considered a "security"  under the
Investment Company Act of 1940 or the Investment Advisers Act of 1940, except:

|X|  Direct obligations of the U.S. Government.

|X|  Bankers'  acceptances,  bank certificates of deposit,  commercial paper and high quality short-term debt obligations, including repurchase agreements.

|X|  Shares of  open-end  investment  companies  that are  registered  under the
     Investment  Company  Act (mutual  funds)  other than  Reportable  Funds and
     Exchange-Traded Funds ("ETFs").

|X|  Shares issued by money market funds.

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]
                                    EXHIBIT G

                           OUTSIDE BUSINESS ACTIVITIES
                 INITIAL AND ANNUAL DISCLOSURE AND APPROVAL FORM

Reporting Requirements (please):

|X|  Report all outside business activities affiliations.

|X|      Use a separate form for each outside business activity/affiliation.

|X|  Complete,  sign and date this  notification form and provide it to the RTAM
     Chief Compliance Officer.

|X|  If you are registered with FINRA (formerly,  the NASD), please also provide a copy to your supervisor.

|X|  Retain a copy for your records.

RTAM Compliance Review and Approval:

|X|  The RTAM Chief Compliance  Officer must review and approve the request both prior to your  engaging in any outside  business  activity/affiliation,  as well as on an annual basis.

|X|  Prior to engaging in such  activities  you must receive a written  approval from RTAM  Compliance  to engage in the  activity,  unless the  activity is exclusively charitable, civic, religious or fraternal, is recognized as tax exempt, and is not investment-related. If it meets these criteria, you need only  inform  the RTAM  Compliance  of the  activity,  but need not  obtain approval.

|X|  If you are a  Registered  Representative,  you must  also  receive  written approval  from RTD  Compliance  and may also be required to amend your form
     U-4 to include information related to the activity.

                     Outside Business Activity Questionnaire
--------------------------------------------------------------------------------

1.   Please provide the following  information  regarding the entity  associated with your outside affiliation/business activity:

|X|      Company Name:
|X|      Contact Name:
|X|      Address:
|X|      Phone:
|X|      Email:

2.   Is the  activity (i)  "non-investment-related"  and (ii) does it involve an organization that is exclusively charitable,  civic, religious or fraternal and is recognized as tax exempt? Yes No

Note: For purposes of Item 2,  "investment-related"  means any position in which you assist in the  allocation  of an  endowment  or provide any similar  type of investment advice.

3.   Are you registered with FINRA (formerly the NASD)? Yes No

4.   What is the legal  structure of the entity?  Corporation  LLC LP Non-Profit
     Other

5.   The Entity is Privately Held Publicly Held

6.   Original date of affiliation with this company/entity.

7.   Is the company/entity affiliated with RTAM? Yes No

8.   Is the company/entity a customer of RTAM or RTD? Yes No

9.   Is the company/entity investment-related? Yes No

For purposes of this question,  "investment-related"  means any business engaged in providing financial products or services, such as a broker-dealer, investment adviser, hedge fund, financial planner, or any similar business.

10.  Describe the nature of the outside business activity:

11.  Do you receive compensation? Yes No

If yes, please describe the compensation:

12.  Please  describe  your  relationship  with the  company,  inclusive  of any ownership interest:

13.  If you are  less  than a 100%  owner,  are  any  other  owners  RTAM or RTD customers? Yes No

14.  What are your specific duties or powers?

15.  Number of hours devoted to this business on a weekly basis.

16.  Number of hours devoted to the activity during RTAM/RTD business hours.

17.  Are any other individuals  associated with RTAM or RTD affiliated with this business? Yes No

18.  If yes, please list their names and describe their relationship to you.

19.  Are you aware of any potential conflict of interest your involvement in the activity may pose with regard to RTAM or RTD? Yes No If yes, please explain the potential conflict and how you intend to address it.

20.  Please  provide any  additional  information  that will assist  RTAM/RTD in evaluating this request:

                         REPRESENTATIONS AND WARRANTIES

I have read and  understand  RTAM's  and RTD's  shared  Code of Ethics  and,  if registered  with FINRA,  FINRA  Conduct Rule 3030  relating to outside  business activities, and I agree to provide RTAM and RTD with prompt written notification for any and all of my outside  business  activities/affiliations  outside of the scope of my  position  with  RTAM  and RTD and any  changes  to the  information provided  above.  Completion  of this form does not  constitute  approval of any outside business activity/affiliation.

Unless I have answered "Yes" to Item 2, I understand that I must receive written approval of the activity  from RTAM's (and,  if  registered  with FINRA,  RTD's)
Chief Compliance Officer prior to engaging in any outside business/affiliation.

_____________________              _______________________        __________
Name                                       Signature                 Date

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                         Compliance Department Use Only
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Approved  Y  N
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_____________________               _______________________       __________
Name                                      Signature                  Date

                                Compliance Department Internal Use Only Material

Notes